Exhibit 4.5

TRANCHE 2 WARRANT AGREEMENT

This TRANCHE 2 WARRANT AGREEMENT (this “Agreement”) is dated as of March 12, 2025 by and between Spirit Aviation Holdings, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability company, as Warrant Agent (the “Warrant Agent”) (each a “Party” and collectively, the “Parties”).

WHEREAS, pursuant to the terms and conditions of the Joint Chapter 11 Plan of Reorganization of Spirit Airlines, Inc. (“Former Spirit”) and its debtor affiliates (the “Debtors”) filed with the United States Bankruptcy Court for the Southern District of New York (the “Court”) in In re: Spirit Airlines, Inc., et al., Case No. 24-11988 (SHL) (the “Plan”) (including the merger of New Spirit Merger Sub, LLC, a wholly-owned subsidiary of the Company, with and into Former Spirit, with Former Spirit being the surviving corporation in the merger), which was confirmed by order of the Court Docket No. 500 entered into on February 20, 2025 relating to the reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) of the Debtors, and pursuant to Section 2.9 of the Backstop Commitment Agreement (the “Backstop Commitment Agreement”) dated as of November 18, 2024, by and among Former Spirit, the other debtors party thereto, and the backstop commitment parties thereto, the entities set forth on Schedule A hereto (the “Initial Warrantholders”) or their permitted assigns are to be issued warrants (the “Warrants”) entitling them to purchase from the Company such number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock set forth on Schedule A hereto at an initial exercise price equal to $0.0001 per share (the “Exercise Price”), exercisable from the Listing Date until such Warrants are exercised in full (the “Expiration Time”), all subject to the terms, conditions and adjustments set forth below herein;

WHEREAS, this Agreement is one of several Warrant Agreements entered into pursuant to, or in connection with, the transactions contemplated by the Plan and the Backstop Commitment Agreement (including the merger of New Spirit Merger Sub, LLC, a wholly-owned subsidiary of the Company, with and into Former Spirit, with Former Spirit being the surviving corporation in the merger), providing for the issuance of warrants in lieu of the equity issuable thereunder (such warrants, collectively, the “Restructuring Warrants”);

WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Restructuring Warrants; and

WHEREAS, this Agreement is being entered into in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act, Regulation S or Section 1145(a)(2) of the Bankruptcy Code, and of any applicable state securities or “blue sky” laws;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the Parties agree as follows:

Section 1.   Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement (and no implied terms); and the Warrant Agent hereby accepts such appointment, on the terms and subject to the conditions set forth herein.

Section 2.   Issuances; Exercise Price. On the terms and subject to the conditions of this Agreement, the Company has issued such number of Warrants to the Initial Warrantholders specified on Schedule A hereto, which shall entitle the Warrantholders, upon proper exercise and payment of the applicable Exercise Price, to receive from the Company, as adjusted as provided herein, such number of Warrant Shares specified on Schedule A hereto. Subject to Section 3, on the date hereof, the Warrants shall be issued in the form of (1) one or more global certificates in reliance on Section 1145(a)(2) of the Bankruptcy Code (collectively, the “Unrestricted Global Warrant”), (2) one or more global certificates in reliance on Section 4(a)(2) of the Securities Act (collectively, the “IAI Global Warrant”), (2) one or more global warrant certificates representing Warrants offered and sold by the Company to Persons other than U.S. persons in reliance on Regulation S (collectively, the “Regulation S Global Warrant”), and (3) one or more global warrant certificates in reliance on Section 4(a)(2), representing beneficial interests in Warrants that may be transferred to QIBs subsequent to the initial distribution (collectively, the “Rule 144A Global Warrant” and, together with the Unrestricted Global Warrant, the IAI Global Warrant and the Regulation S Global Warrant, the “Global Warrant Certificates”), the forms of election to exercise and assignment to be printed on the reverse thereof, in substantially the form set forth in Exhibit A attached hereto.

Section 3.   Form of Warrants. Subject to Section 6, the Warrants shall be issued (1) via Global Warrant Certificates and/or (2) if requested by any Warrantholder or if the Company determines that such Warrants are ineligible to be held by the Depositary (as defined below), by book-entry registration on the books and records of the Warrant Agent (“Book-Entry Warrants”) and shall be evidenced by statements issued by the Warrant Agent from time to time in customary form and substance to the registered holder of Book-Entry Warrants reflecting such book-entry position (the “Warrant Statement”). The Global Warrant Certificates may bear such appropriate insertions, omissions, legends, including with respect to any IAI Global Warrant, Regulation S Global Warrant or 144A Global Warrant, the restricted legend indicated in Exhibit A hereto (the “Restricted Warrant Legend”), substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by, in the case of Global Warrant Certificates, the Appropriate Officers executing such Global Warrant Certificates, as evidenced by their execution of the Global Warrant Certificates. Global Warrant Certificates shall be deposited with, or with the Warrant Agent as custodian for, The Depository Trust Company (the “Depositary”) and registered in the name of Cede & Co., or such other entity designated by the Depositary, as the Depositary’s nominee. Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

Section 4.   Execution of Global Warrant Certificates. Global Warrant Certificates shall be signed on behalf of the Company by an Appropriate Officer of the Company. Each such signature upon the Global Warrant Certificates may be in the form of a facsimile or electronic signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile or electronic signature of any Appropriate Officer. If any Appropriate Officer who shall have signed any of the Global Warrant Certificates shall cease to be an Appropriate Officer before the Global Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Global Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be an Appropriate Officer of the Company, and any Global Warrant Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Global Warrant Certificate, shall be an Appropriate Officer, although at the date of the execution of this Agreement such Person was not an Appropriate Officer. Global Warrant Certificates shall be dated the date of countersignature by the Warrant Agent and shall represent one or more whole Warrants.

Section 5.   Registration and Countersignature. Upon written order of the Company, the Warrant Agent shall (i) register in the Warrant Register (as defined below) Global Warrant Certificates as well as any Book-Entry Warrants and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in this Agreement and (ii) upon receipt of the Global Warrant Certificates duly executed on behalf of the Company, countersign by either manual or facsimile signature one or more Global Warrant Certificates evidencing Warrants and shall deliver such Global Warrant Certificates to or upon the written order of the Company. Such written order of the Company shall specifically state the number of Warrants that are to be issued as Global Warrant Certificates and the number of Warrants that are to be issued as Book-Entry Warrants. A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof. Each Warrantholder shall be bound by, and shall be a third-party beneficiary of, all of the terms and provisions of this Agreement (a copy of which is available on request to the Secretary of the Company) as fully and effectively as if such Warrantholder had executed and delivered the same. No Global Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder. The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Global Warrant Certificates as well as any Book-Entry Warrants and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Section 6, all in form reasonably satisfactory to the Company and the Warrant Agent. Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Agreement, the Warrant Agent and the Company may deem and treat the Warrantholder as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing made in a Global Warrant Certificate by anyone), for the purpose of any exercise thereof, any distribution to the Warrantholder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

Section 6.   Registration of Transfers and Exchanges.

(a)    Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

(b)    Exchange of a Beneficial Interest in a Global Warrant Certificate for a Book-Entry Warrant.

(i)    Any Warrantholder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any Person having a beneficial interest in a Global Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such Person in the Global Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the Warrantholder a Book-Entry Warrant and deliver to said Warrantholder a Warrant Statement.

(ii)    Book-Entry Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect Depositary Participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statements to the Persons in whose names such Warrants are so registered.

(iii)    With respect to Global Warrant Certificates:

(1)    Transfers by an owner of a beneficial interest in a Rule 144A Global Warrant or an IAI Global Warrant to a transferee who takes delivery of such interest through another Transfer Restricted Warrant shall be made in accordance with the applicable procedures of the Depositary and the Restricted Warrants Legend and only upon receipt by the Warrant Agent of a written certification from the transferor in the form attached as Exhibit D to the Warrant Certificate for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Warrant or a Rule 144A Global Warrant for an interest in an IAI Global Warrant, the transferee must furnish a signed letter substantially in the form attached as Exhibit E to the Warrant Certificate to the Warrant Agent.

(2)    During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Warrant may only be sold, pledged or transferred in accordance with the applicable procedures of the Depositary, the Restricted Warrants Legend on such Regulation S Global Warrant and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Warrant to a transferee who takes delivery of such interest through a Rule 144A Global Warrant or an IAI Global Warrant shall be made only in accordance with the applicable procedures of the Depositary and the Restricted Warrants Legend and upon receipt by the Warrant Agent of a written certification from the transferor of the beneficial interest in the form attached as Exhibit D to the Warrant Certificate for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance

Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Warrant shall be transferable in accordance with applicable law and the other terms of this Agreement.

(3)    Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Warrant may be exchanged for beneficial interests in an Unrestricted Global Warrant upon certification in the form attached as Exhibit D to the Warrant Certificate for an exchange from a Regulation S Global Warrant to an Unrestricted Global Warrant.

(4)    Beneficial interests in a Transfer Restricted Warrant that is a Rule 144A Global Warrant or an IAI Global Warrant may be exchanged for beneficial interests in an Unrestricted Global Warrant if the Holder certifies in writing to the Warrant Agent that its request for such exchange is in respect of a transfer made pursuant to an effective registration statement under the Securities Act, in reliance on Rule 144 (such certification to be in the form set forth in Exhibit D attached to the Warrant Certificate) or, if requested, at any time following the Resale Restriction Termination Date and upon delivery of such legal opinions, certifications and other information as the Company or the Warrant Agent may reasonably request.

(c)    Transfer and Exchange of Book-Entry Warrants. Book-Entry Warrants surrendered for exchange or for registration of transfer pursuant to clause (i) of this Section 6(c) or Section 6(j)(iv), shall be cancelled by the Warrant Agent. Such cancelled Book-Entry Warrants shall then be disposed of by or at the direction of the Company in accordance with applicable law. When Book-Entry Warrants are presented to or deposited with the Warrant Agent with a written request:

(i)    to register the transfer of the Book-Entry Warrants; or

(ii)    to exchange such Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations;

then in each case the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in a form reasonably satisfactory to the Warrant Agent, duly executed by the Warrantholder thereof or by its attorney, duly authorized in writing.

(d)    Restrictions on Exchange or Transfer of a Book-Entry Warrant for a Beneficial Interest in a Global Warrant Certificate. A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Warrant, in a form reasonably satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant (such instruments of transfer and instructions to be duly executed by the holder thereof or the duly appointed legal representative thereof or by his attorney, duly authorized in writing, such signatures to be guaranteed by an eligible guarantor institution to the extent required by the Warrant Agent or the Depositary), then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant Certificate representing the appropriate number of Warrants.

(e)   Restrictions on Exchange or Transfer of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6(f)), unless and until it is exchanged in whole in accordance with this Section 6, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f)   Book-Entry Warrants. If at any time, the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within ninety (90) days after delivery of such notice, then the Warrant Agent, upon written instructions signed by an Appropriate Officer of the Company and all other necessary information, shall register Book-Entry Warrants, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates, in such names and in such amounts as directed by the Depositary or, in the absence of instructions from the Depositary, the Company.

(g)    Restrictions on Transfers of Warrants. No Warrants shall be sold, exchanged or otherwise transferred in violation of the Securities Act or applicable state securities laws. Each Warrantholder, by its acceptance of any Warrant under this Agreement, acknowledges and agrees that the Warrants (including any Warrant Shares issued upon exercise thereof) were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by (i) Section 4(a)(2) of the Securities Act or Regulation S and such Warrantholder may not be able to sell or transfer any Warrants or Warrant Shares in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder or (ii) section 1145 of the Bankruptcy Code, and to the extent that such Warrantholder is an “underwriter” as defined in Section 1145(b)(1) of the Bankruptcy Code, such Warrantholder may not be able to sell or transfer Warrants in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder. Notwithstanding anything contained in this Agreement (but without limiting or modifying any express obligation of the Warrant Agent hereunder), the Warrant Agent shall not be under any duty or responsibility to ensure compliance by the Company, any Warrantholder, or any other Person with any applicable federal or state securities laws.

(h)    Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Book-Entry Warrants, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

(i)     Certain Additional Exchanges

(i)     Exchange of a Beneficial Interest in a Global Warrant Certificate for a Beneficial Interest in a Tranche 1 Global Warrant Certificate. At any time following the Listing Date, any Ultimate Warrantholder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange (a “Tranche 1 Global Warrant Exchange”) such beneficial interest for a beneficial interest in an equal number of Tranche 1 Warrants represented by a Tranche 1 Global Warrant Certificate (each as defined below). Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any Person having a beneficial interest in a Global Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants related to such Tranche 1 Global Warrant Exchange, subject to the issuance of an equal number of Tranche 1 Warrants represented by a beneficial interest in a Tranche 1 Global Warrant Certificate to such Person.

(ii)    Exchange of Book-Entry Warrants for Tranche 1 Book-Entry Warrants. At any time following the Listing Date, any Ultimate Warrantholder may, upon request, exchange (a “Tranche 1 Book-Entry Warrant Exchange”) Book-Entry Warrants for an equal number of Tranche 1 Book-Entry Warrants. Upon receipt by the Warrant Agent of a written instruction in a form reasonably satisfactory to the Warrant Agent and duly executed by the Ultimate Warrantholder thereof, the Warrant Agent shall cancel such Book-Entry Warrants surrendered in the Tranche 1 Book-Entry Warrant Exchange, subject to the issuance of an equal number of Tranche 1 Book-Entry Warrants to such Ultimate Warrantholder . Such cancelled Book-Entry Warrants shall then be disposed of by or at the direction of the Company in accordance with applicable law.

(iii)    No legal opinion shall be required by the Company or the Warrant Agent in connection with any Tranche 1 Global Warrant Exchange or Tranche 1 Book-Entry Warrant Exchange.

(iv)    For the avoidance of doubt, a Warrantholder may only exchange (A) beneficial interests in an IAI Global Warrant for beneficial interests in a Tranche 1 IAI Global Warrant, (B) beneficial interests in a Regulation S Global Warrant for beneficial interests in a Tranche 1 Regulation S Global Warrant (unless the Distribution Compliance Period has expired prior to the time of such exchange, in which case, beneficial interests in a Regulation S Global Warrant may be exchanged for beneficial interests in a Tranche 1 IAI Global Warrant or beneficial interests in a Tranche 1 Rule 144A Global Warrant), (C) beneficial interests in a Rule 144A Global Warrant for beneficial interests in a Tranche 1 Rule 144A Global Warrant and (D) Book Entry Warrants for Tranche 1 Book-Entry Warrants bearing substantially similar restricted legends, if any; provided, that, in the Case of (A) or (C) above, if at the time of the exchange the Warrantholder is not an Affiliate of the Company and such exchange occurs after the Resale Restriction Termination Date, then the Warrantholder may exchange such beneficial interests in

Such Global Warrant Certificate for beneficial interests in a Tranche 1 Unrestricted Global Warrant or, in the case of (D) above, an unrestricted Tranche 1 Book-Entry Warrant.

(v)    For purposes of this Agreement, the terms (i) “Tranche 1 Warrants” means those certain warrants issued pursuant to that certain Tranche 1 Warrant Agreement dated as of the date hereof by and between the Company and the Warrant Agent (the “Tranche 1 Warrant Agreement”), (ii) “Tranche 1 Global Warrant Certificate” has the meaning given to the term “Global Warrant Certificate” in the Tranche 1 Warrant Agreement, (iii) “Tranche 1 Book-Entry Warrants” has the meaning given to the term “Book-Entry Warrants” in the Tranche 1 Warrant Agreement, (iv) Tranche 1 IAI Global Warrant” has the meaning given to the term “IAI Global Warrant” in the Tranche 1 Warrant Agreement, (v) Tranche 1 Regulation S Global Warrant” has the meaning given to “Regulation S Global Warrant” in the Tranche 1 Warrant Agreement, (vi) “Tranche 1 Rule 144A Global Warrant” has the meaning given to Rule 144A Global Warrant in the Tranche 1 Warrant Agreement, and (vii) “Tranche 1 Unrestricted Global Warrant” has the meaning given to the term “Unrestricted Global Warrant” in the Tranche 1 Warrant Agreement.

(j)     Obligations with Respect to Transfers and Exchanges of Warrants.

(i)     To permit registrations of transfers and exchanges, the Company shall execute Global Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 5 and this Section 6, to countersign such Global Warrant Certificates, if applicable, or register Book-Entry Warrants, if applicable, as required pursuant to the provisions of this Section 6 and for the purpose of any distribution of new Global Warrant Certificates contemplated by Section 9 or additional Global Warrant Certificates contemplated by Section 15.

(ii)    All Global Warrant Certificates and Book-Entry Warrants issued upon any registration of transfer or exchange of Global Warrant Certificates or Book-Entry Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Global Warrant Certificates or Book-Entry Warrants surrendered upon such registration of transfer or exchange.

(iii)    No service charge shall be made to a Warrantholder for any registration, transfer or exchange but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Warrantholder in connection with any such exchange or registration of transfer. Neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of Warrants or any certificates for Warrant Shares in a name other than that of the Warrantholder of the surrendered Warrants, and the Company shall not be required to issue or deliver such Warrants or the certificates representing the Warrant Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant Agent shall have no duty to deliver such Warrants or the certificates representing such Warrant Shares unless and until it is reasonably satisfied that all such taxes and charges have been paid.

(iv)    So long as the Depositary, or its nominee, is the registered owner of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or Warrantholder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Section 6(b) and Section 6(f) upon the exchange of a beneficial interest in a Global Warrant Certificate for Book-Entry Warrants, owners of beneficial interests in a Global Warrant Certificate will not be entitled to have any Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such Warrants and will not be considered the owners or Warrantholders thereof under the Warrants or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests. Notwithstanding the foregoing, (x) any Warrantholder of a beneficial interest in a Global Warrant Certificate may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Warrants through Depositary Participants, to take any action that such Warrantholder is entitled to take with respect to the Warrant represented by such Global Warrant Certificate under this Agreement, and (y) the Company and its agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

(v)    Subject to Section 6(b), Section 6(c) and Section 6(d) hereof, and this Section 6(j), the Warrant Agent shall, upon receipt of all information required to be delivered hereunder and any evidence of authority that may be reasonably required by the Warrant Agent, from time to time register the transfer of any outstanding Warrants in the Warrant Register, upon surrender of Global Warrant Certificates, if applicable, representing such Warrants at the Warrant Agent Office (as defined below), duly endorsed, and accompanied by a completed form of assignment substantially in the form of Exhibit C hereto (or with respect to a Book-Entry Warrant, only such completed form of assignment substantially in the form of Exhibit C hereto), duly signed by the Warrantholder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Global Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee.

Section 7.   Exercise of Warrants.

(a)    Subject to the terms of this Agreement, each Warrant shall be exercisable, in whole or in part, at any time and from time to time beginning on and after the Listing Date.

(b)    Subject to the provisions of this Agreement, the Warrantholder may exercise the Warrants as follows:

(i)     registered holders of Book-Entry Warrants must provide written notice of such exercise election (“Warrant Exercise Notice”) to the Company and the Warrant Agent at the addresses set forth in Section 26, which Warrant Exercise Notice shall be substantially in the form set forth in Exhibit B-1 hereto, properly completed and executed by the registered holder of the Book-Entry Warrant and paying either (x) the applicable Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised on the date the notice is provided to the Warrant Agent in the manner set forth in Section 7(c), or (y) in the case of a

Cashless Exercise, paying the required consideration in the manner set forth in Section 7(d), in each case, together with any applicable taxes and governmental charges; or

(ii)    with respect to Warrants held through the book-entry facilities of the Depositary, (x) a Warrant Exercise Notice to exercise the Warrant must be sent to the Company and the Warrant Agent at the addresses set forth in Section 26, which Warrant Exercise Notice shall be substantially in the form set forth in Exhibit B-2 hereto, properly completed and executed by the Warrantholder, and (y) a payment must be made, of (A) the applicable Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised in the manner set forth in Section 7(c), or (B) in the case of a Cashless Exercise (as defined below), the required consideration in the manner set forth in Section 7(d), in each case, together with any applicable taxes and governmental charges; provided that any person with a beneficial interest in such Warrants shall effect compliance with the requirements of this Section 7(b)(ii) by or through the applicable Depositary Participant in accordance with the applicable procedures of the Depositary.

(c)    Except in the case of a Cashless Exercise, the aggregate Exercise Price shall be payable in lawful money of the United States of America either by wire transfer, certified or official bank or bank cashier’s check payable to the order of the Company, or otherwise as agreed with the Company.

(d)    In lieu of paying the aggregate Exercise Price as set forth in Section 7(c), subject to the provisions of this Agreement, each Warrant shall entitle the Warrantholder, at the election of such Warrantholder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of all Warrants being exercised by such Warrantholder at such time which, when multiplied by the Fair Market Value of the Warrant Shares, is equal to the aggregate Exercise Price, and such withheld Warrant Shares shall no longer be issuable under such Warrants (a “Cashless Exercise”). The formula for determining the number of Warrant Shares to be issued in a Cashless Exercise is as follows:

Where:	X = the number of Warrant Shares issuable upon exercise pursuant to this subsection (d).

A = the Fair Market Value of one Warrant Share on the Business Day immediately preceding the date on which the Warrantholder delivers the Warrant Exercise Notice pursuant to subsection (b) above.

B = the Exercise Price then in effect.

C = the number of Warrant Shares as to which a Warrant is then being exercised (including the withheld Warrant Shares).

If the foregoing calculation results in nil or a negative number, then no Warrant Shares shall be issuable via a Cashless Exercise.

Upon receipt of an Exercise Notice for a Cashless Exercise, the Warrant Agent shall deliver a copy of the Warrant Exercise Notice to the Company and the Company shall promptly calculate and transmit to the Warrant Agent in writing, the number of Warrant Shares issuable in connection with such Cashless Exercise. The Warrant Agent shall have no obligation under this Agreement to calculate the number of Warrant Shares issuable in connection with a Cashless Exercise, nor shall the Warrant Agent have any duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares issuable upon such Cashless Exercise, pursuant to this Section 7(d), is accurate or correct.

(e)    Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Warrantholder and the Company, enforceable in accordance with its terms; provided that notwithstanding any other provision hereof, (i) an exercise shall be revocable to the extent provided in Section 12 and (ii) if an exercise is to be made in connection with a transaction described in Section 20(b), Section 20(c), or Section 20(d), such exercise may, at the election of the Warrantholder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(f)    The Warrant Agent shall:

(i)    examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of the Warrantholders as contemplated hereunder to ascertain whether or not, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii)    where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)    inform the Company of and cooperate with and assist the Company in resolving discrepancies between Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(iv)    advise the Company no later than one (1) Business Day after receipt of a Warrant Exercise Notice, of (i) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (ii) the instructions with respect to delivery of the Warrant Shares deliverable upon such exercise, subject to timely receipt from the Depositary of the necessary information, and (iii) such other information as the Company shall reasonably require; and

(v)    subject to Warrant Shares being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depositary, liaise with the Depositary and endeavor to effect such delivery to the relevant accounts at the Depositary in accordance with its requirements.

(g)    All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant Exercise Notice will be determined by the Company (acting in good faith). The Warrant Agent shall incur no liability for or in respect of such determination by the Company. The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form. Such determination by the Company (acting in good faith) shall be final and binding on the Warrantholders, absent manifest error. The Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants.

(h)   As soon as practicable (and no later than one (1) Business Day) after the exercise of any Warrant as set forth in subsection (e), the Company shall issue, or otherwise deliver, or cause to be issued or delivered, in authorized denominations to or upon the order of the Warrantholder of the Warrants, either:

(i)   if such Warrantholder holds the Warrants being exercised through the Depositary’s book-entry transfer facilities, by same-day or next-day credit to the Depositary for the account of such Warrantholder or for the account of a Depositary Participant the number of Warrant Shares to which such Warrantholder is entitled, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such Warrantholder or by the Depositary Participant through which such Warrantholder is acting, or

(ii)   if such Warrantholder holds the Warrants being exercised in the form of Book-Entry Warrants, a book-entry interest in the Warrant Shares registered on the books of the Transfer Agent (as defined below) or, at the Company’s option, by delivery to the address designated by such Warrantholder in its Warrant Exercise Notice of a physical certificate representing the number of Warrant Shares to which such Warrantholder is entitled, in fully registered form, registered in such name or names as may be directed by such Warrantholder. Such Warrant Shares shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a Warrantholder as of the Close of Business on the date of the delivery thereof.

If less than all of the Warrants evidenced by a Global Warrant Certificate surrendered upon the exercise of Warrants are exercised, the Warrant Agent shall cause the Depositary to endorse the “Schedule of Decreases of Warrants” attached to the Global Warrant Certificate to reflect the Warrants being exercised. The Person in whose name any certificate or certificates for the Warrant Shares are to be issued (or such Warrant Shares are to be registered, in the case of a book-entry transfer) upon exercise of a Warrant shall be deemed to have become a stockholder of such Warrant Shares on the date such Warrant Exercise Notice is delivered.

Section 8.   Cancellation of Warrants. The Warrant Agent shall cancel all Global Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Global Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company provided in writing to the Warrant Agent. The Warrant Agent shall (x) advise an authorized representative of the Company as directed by the Company by the end of each day or on the next Business Day following each day on which Warrants were exercised, of (i) the number of shares of Common Stock issued upon exercise of a Warrant, (ii) the delivery of Global Warrant Certificates evidencing the balance, if any, of the shares of Common Stock issuable after such exercise of the Warrant and (iii) such other information as the Company shall reasonably require and (y) forward funds received for warrant exercises in a given month by the fifth (5th) Business Day of the following month by wire transfer to an account designated by the Company. The Warrant Agent promptly shall confirm such information to the Company in writing. The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder.

Section 9.   Mutilated or Missing Global Warrant Certificates. If any of the Global Warrant Certificates shall be mutilated, lost, stolen or destroyed and in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code or by a bona fide purchaser, the Company shall issue, and the Warrant Agent shall countersign by either manual, electronic or facsimile signature and deliver, in exchange and substitution for and upon cancellation of the mutilated Global Warrant Certificate, or in lieu of and substitution for the Global Warrant Certificate lost, stolen or destroyed, a new Global Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of (i) evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Global Warrant Certificate; and (ii) such other reasonable requirements as may be imposed by the Company or the Warrant Agent as permitted by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

Section 10.  Reservation of Warrant Shares. For the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the Company shall, at all times, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants), such number of shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) equal to the number of Warrant Shares deliverable upon the exercise of all outstanding Warrants (assuming for these purposes that (i) all outstanding Warrants are exercised on a basis other than a Cashless Exercise and (ii) the Beneficial Ownership Limitation will not limit the issuance of Warrant Shares upon the exercise of any outstanding Warrants), and the Company shall instruct the transfer agent for the Company’s Common Stock (or other securities at the time issuable upon exercise of the Warrants) (such agent, in such capacity, as may from time to time be appointed by the Company, the “Transfer Agent”) to reserve such number of authorized and unissued or treasury shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any Warrant Shares issuable upon the exercise of Warrants pursuant to Section 7. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company shall supply such Transfer Agent with duly executed stock certificates for such purpose.

The Company covenants that all Warrant Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

Section 11.  Listing. The Company shall cause the Warrant Shares, immediately upon exercise of the Warrants, to be listed on any securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

Section 12.  Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, for purposes of Exchange Act compliance, the Company shall not effect any exercise of Warrants, and the Warrantholder shall not have the right to exercise its Warrants, and any such exercise shall be null and void and shall be cancelled ab initio and treated as if never made, to the extent that, after giving effect to the exercise set forth on the applicable Warrant Exercise Notice, the Warrantholder together with the Warrantholder’s Attribution Parties (as defined below) collectively would beneficially own in excess of 9.9% of the number of shares of Common Stock issued and outstanding (as such amount is adjusted pursuant to this Section 12, the “Beneficial Ownership Limitation”). Any portion of an exercise that would result in the issuance of shares in excess of the Beneficial Ownership Limitation (such shares of Common Stock in excess of the Beneficial Ownership Limitation, the “Excess Shares”), shall be deemed null and void and shall be cancelled ab initio, and the Warrantholder and its Attribution Parties shall not have the power to vote or transfer any such Excess Shares. For purposes of this Section 12, the aggregate number of shares of Common Stock beneficially owned by the Warrantholder and its Attribution Parties shall include the shares of Common Stock issuable upon the exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (x) exercise of the remaining, unexercised and non-cancelled Warrants by the Warrantholder or any of its Attribution Parties and (y) exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company (including any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), that is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Warrantholder or any of its Attribution Parties. Other than as set forth in the previous sentence, for purposes of this Section 12, “beneficial ownership” shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Agreement, in determining the number of outstanding shares of Common Stock, the Warrantholder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, filed with the Securities and Exchange Commission prior to the date of Warrantholder’s Warrant Exercise Notice, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Share Outstanding Number”). If the Company receives a Warrant Exercise Notice at a time when the actual number of shares of Common Stock outstanding is less than the Reported Outstanding Share Number, the Company shall notify the Warrantholder submitting such Warrant Exercise Notice in writing of the number of shares of Common Stock then outstanding and, to the extent that such Warrant Exercise Notice would otherwise cause such Warrantholder to exceed the applicable Beneficial Ownership Limitation, such Warrantholder must notify the Company of a reduced number of shares of Common Stock to be delivered upon exercise pursuant to such Warrant Exercise Notice so as to comply with the applicable Beneficial Ownership Limitation. Upon the written request of the Warrantholder, the Company shall within one (1) Business Day confirm in writing or by electronic mail to the Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Warrantholder or any of its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The Warrantholder, upon prior written notice to the Company, may increase or decrease the Beneficial Ownership Limitation applicable to such Warrantholder, provided, that the Beneficial Ownership Limitation in no event exceeds 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Warrants held by the Warrantholder and the Beneficial Ownership Limitation provisions of this Section 12 shall continue to apply. Any such increase or decrease of the Beneficial Ownership Limitation will not be effective until (A), in the case of an increase in the applicable Beneficial Ownership Limitation, the sixty-first (61st) day after such notice is delivered to the Company and (B) in the case of a decrease in the applicable Beneficial Ownership Limitation, the later of the time of delivery of such notice and such date and time as specified in such notice. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Agreement in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Warrantholder or any of its Attribution Parties for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. For purposes of this Section 12 and Exhibit B-1 and Exhibit B-2, “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Warrantholder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the Warrantholder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Section 13(d) group together with the Warrantholder or any Attribution Party and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Warrantholder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. The provisions of this Section 12 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this section to the extent necessary or desirable to properly give effect to the Beneficial Ownership Limitation. The limitation contained in this Section 12 may not be waived and shall apply to any successor holder of the Warrant. For purposes of this Section 12 (and any related defined terms used in interpreting this Section 12), “Warrantholder” means the Ultimate Warrantholder in the case of a Global Warrant Certificate.

Section 13.  Limitations of Ownership by Non-Citizens. The Warrant Shares issuable on exercise of the Warrants will be subject to the limitations on ownership by Non-Citizens as set forth in Article VI of the Company’s Amended and Restated Certificate of Incorporation.

Section 14.  Representations and Warranties of the Company. Subject to the limitations and qualifications set forth therein, the Company is deemed to have made the representations and warranties set forth in Article IV of the Backstop Commitment Agreement, as such representations and warranties shall apply to the Company, this Agreement, and the Warrant Shares, mutatis mutandis.

Section 15.  Adjustments and Other Rights of Warrants.

(a)    RESERVED.

(b)    Adjustment to Number of Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) or Common Stock Equivalents, or (ii) subdivide (by any stock split, recapitalization, or otherwise) its outstanding shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) into a greater number of shares or securities, the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to any such dividend, distribution, or subdivision shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split, or otherwise) its outstanding shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) into a smaller number of shares or securities, the number of Warrant Shares issuable upon exercise of the Warrant immediately prior to such combination shall be proportionately decreased. Any adjustment under this Section 15(b) shall become effective at the close of business on the date the dividend, subdivision, or combination becomes effective.

(c)    Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 15(b), if at any time after the Issue Date the Company grants, issues or sells any rights to purchase shares, warrants, securities or other property other than Common Stock Equivalents pro rata to the record holders of Common Stock (or other securities at the time issuable upon exercise of the Warrants) (the “Purchase Rights”), then solely upon exercise of the Warrants, each Warrantholder will be entitled to acquire, upon substantially the same terms applicable to such Purchase Rights (with only such adjustments as are required to issue the Purchase Rights upon exercise of the Warrants), the aggregate Purchase Rights which such Warrantholder could have acquired if such Warrantholder had held the number of shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) acquirable upon complete exercise of the Warrants (without regard to any limitations on exercise hereof, including the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock (or other securities at the time issuable upon exercise of the Warrants) are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that any Warrantholder’s right to participate in any such Purchase Right would result in such Warrantholder exceeding the Beneficial Ownership Limitation, then such Warrantholder shall not be entitled to participate in such Purchase Right to such extent, and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d)    Adjustment to Warrant Shares Upon Reorganization, Reclassification, Consolidation, or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than as a result of a stock dividend or subdivision, split-up, or combination of shares to which Section 15(b) applies), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction, in each case which entitles the holders of Common Stock (or other securities at the time issuable upon exercise of the Warrants) to receive (either directly or upon subsequent liquidation) stock, securities or other assets with respect to or in exchange for Common Stock, a Listing Date shall be deemed to have occurred (to the extent a Listing Date has not already occurred), provided that, a Listing Date shall not be deemed to have occurred upon the consummation of the transactions contemplated by the RSM, and the Warrants shall, immediately after any such reorganization, reclassification, consolidation, merger, sale, or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under the Warrants, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Warrantholder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale, or similar transaction if the Warrantholder had exercised its Warrants in full (without giving effect to the Beneficial Ownership Limitation) immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale, or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Warrants); and, in such case, appropriate adjustment (in form and substance satisfactory to the holders of a majority of the Warrant Shares issuable pursuant to this Agreement) shall be made with respect to the Warrantholder’s rights under this Agreement to ensure that the provisions of this Agreement shall thereafter be applicable, as nearly as possible, to this Agreement in relation to any shares of stock, securities, or assets thereafter acquirable upon exercise of the Warrants; provided that if the consideration for any such transaction consists solely of Cash, on the effective date of such transaction, each Warrantholder shall receive, at the same time and upon the same terms as the holders of Common Stock receive Cash in exchange for their shares of Common Stock, Cash in an amount equal to (x) the amount of Cash that such Warrantholder would receive for the number of Warrant Shares then exercisable under its Warrants, as of the record date for such transaction (without giving effect to the Beneficial Ownership Limitation), minus (y) an amount equal to the Exercise Price in effect on such record date multiplied by the number of Warrant Shares then exercisable under the Warrantholder’s Warrants on such record date (without giving effect to the Beneficial Ownership Limitation), and upon the Company’s delivery of such Cash (if any) in respect of such Warrants, such Warrants shall be deemed to have been exercised in full and canceled. The provisions of this Section 15(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale, or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale, or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement, the obligation to deliver to the Warrantholder such shares of stock, securities, or assets which, in accordance with the foregoing provisions, the Warrantholder shall be entitled to receive upon exercise of the Warrants. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 15(d), the Warrantholder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in this Agreement instead of giving effect to the provisions contained in this Section 15(d) with respect to this Agreement.

(e)    Certain Events.

(i)     If any event of the type contemplated by the provisions of this Section 15 but not expressly provided for by such provisions occurs, then the Board shall consider, in good faith, whether to make an appropriate adjustment in the number of Warrant Shares issuable upon exercise of the Warrants so as to protect the rights of the Warrantholder in a manner consistent with the provisions of this Section 15; provided, that no such adjustment pursuant to this Section 15(e) shall decrease the number of Warrant Shares issuable, or increase the Exercise Price payable, as otherwise determined pursuant to this Section 15.

(ii)    The Company shall not take any action which would cause the Exercise Price then in effect (or as adjusted after the application of any adjustment pursuant to this Section 15(e)) to be less than the par value per share of the unissued Warrant Shares acquirable upon exercise of the Warrants.

(iii)    If the Company at any time decreases the par value per share of the unissued Warrant Shares, the Exercise Price shall be decreased to equal the decreased par value per share.

(f)    Certificate as to Adjustment.

(i)   As promptly as reasonably practicable following any adjustment pursuant to the provisions of Section 15, but in any event not later than ten (10) days thereafter, the Company shall furnish to the Warrantholder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)   As promptly as reasonably practicable following the receipt by the Company of a written request by the Warrantholder, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to the Warrantholder a certificate of an executive officer certifying the amount of other shares of stock, securities, or assets then issuable upon exercise of the Warrants.

(g)   No Adjustment for Permitted Transactions. Notwithstanding anything in this Warrant to the contrary, no adjustment shall be made under this Section 15 in connection with any Permitted Transaction.

Section 16.  No Impairment. The Company shall not, by amendment, modification, or waiver of any term or provision of its governing documents, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may reasonably be requested by the Warrantholder in order to protect the rights of the Warrantholder.

Section 17.  Registration Rights Agreement. The Company and the Initial Warrantholders are parties to that certain Registration Rights Agreement, dated as of March 12, 2025 (as such agreement may be amended or amended and restated from time to time, the “Registration Rights Agreement”). In the event that any Ultimate Warrantholder is not already a party to the Registration Rights Agreement, such Ultimate Warrantholder may execute and deliver to the Company a Joinder (as defined in the Registration Rights Agreement), and the Company shall promptly accept same to the extent each party is permitted to do so in accordance with the terms of the Registration Rights Agreement.

Section 18.  No Fractional Shares. The Company shall not be required to issue Warrants to purchase fractions of Warrant Shares, or to issue fractions of Warrant Shares upon exercise of the Warrants, or to distribute certificates which evidence fractional Warrant Shares and no Cash shall be distributed in lieu of such fractional shares or rights. If more than one Warrant shall be presented for exercise in full at the same time by the same Warrantholder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 18, be issuable on the exercise of any Warrants (or specified portion thereof), as applicable, such Warrant Share shall be rounded up to the next highest whole number.

Section 19.  Redemption. The Warrants shall not be redeemable by the Company or any other Person, in whole or in part.

Section 20.  Required Notices to Warrantholders. In the event the Company shall:

(a)    take any action that would result in an adjustment to the Exercise Price and/or the number of Warrant Shares issuable upon exercise of a Warrant pursuant to Section 15;

(b)    consummate any Winding Up;

(c)    consummate any capital reorganization of the Company, any reclassification of the Common Stock (or other securities at the time issuable upon exercise of the Warrants), any consolidation or merger of the Company with or into another Person, or any sale of all or substantially all of the Company’s assets to another Person; or

(d)    make or declare, or fix a record date for the determination of stockholders of Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) entitled to receive, a dividend or any other distribution payable in securities of the Company, Cash or other property (each of (a), (b), (c) or (d), an “Action”);

then, in each such case, the Company shall cause to be delivered to the Warrant Agent and shall direct the Warrant Agent to give written notice thereof to each Warrantholder at such Warrantholder’s address appearing on the Warrant Register, in accordance with Section 26, a written notice of such Action. Such notice shall be given to the Warrantholders promptly, and in any event no later than ten (10) days prior to the applicable record date or the applicable expected effective date, as the case may be, for such Action. If at any time the Company shall cancel any of the Actions for which notice has been given under this Section 20 prior to the consummation thereof, the Company shall give the Warrantholder prompt written notice of such cancellation in accordance with Section 26.

Section 21.  Merger, Consolidation or Change of Name of Warrant Agent. Any Person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent is a party, or any Person succeeding to the shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, if such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 23. If any of the Global Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Global Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

If at any time the name of the Warrant Agent is changed and at such time any of the Global Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Global Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

Section 22.  Warrant Agent. The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement and the Global Warrant Certificates, in each case upon the following terms and conditions, by all of which the Company and the Warrantholders, by their acceptance thereof, shall be bound:

(a)    The statements contained herein and in the Global Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the accuracy of any of the same except to the extent that such statements describe the Warrant Agent or action taken or to be taken by the Warrant Agent. Except as expressly provided herein, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Global Warrant Certificates.

(b)    The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Global Warrant Certificates to be complied with by the Company, nor shall it at any time be under any duty or responsibility to any Warrantholder to make or cause to be made any adjustment in the Exercise Price or in the number of Warrants Shares any Warrant is exercisable for (except as instructed in writing by the Company), or to determine whether any facts exist that may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

(c)    The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company or an employee of the Warrant Agent), and the advice or opinion of such counsel will be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in accordance with such advice or opinion, absent gross negligence, bad faith or willful misconduct in the selection and continued retention of such counsel and the reliance on such counsel’s advice or opinion (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

(d)    The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken in reliance in good faith on any written notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not take any instructions or directions except those given in accordance with this Agreement.

(e)    The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement in accordance with a fee schedule to be mutually agreed upon, to reimburse the Warrant Agent upon demand for all reasonable and documented out-of-pocket expenses, including counsel fees and other disbursements, incurred by the Warrant Agent in the preparation, administration, delivery, execution and amendment of this Agreement and the performance of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, damages, fines, penalties, claims, demands and costs (including reasonable out-of-pocket counsel fees and expenses), for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction). The costs and expenses incurred by the Warrant Agent in enforcing the right to indemnification shall be paid by the Company except to the extent that the Warrant Agent is not entitled to indemnification due to its gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction). Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent; provided that nothing in this sentence shall limit the Company’s obligations contained in this paragraph other than pursuant to such a settlement.

(f)   The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense or liability. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the Warrantholders, as their respective rights or interests may appear.

(g)   The Warrant Agent, and any member, stockholder, affiliate, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company is interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it was not the Warrant Agent under this Agreement, or a member, stockholder director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(h)   The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except in connection with its own gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, in no event will the Warrant Agent be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Warrant Agent has been advised of the possibility of such loss or damage.

(i)    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

(j)    The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due and validly authorized execution hereof by the Warrant Agent) or in respect of the validity or execution of any Global Warrant Certificate (except its due and validly authorized countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Warrant Shares to be issued pursuant to this Agreement or any Warrant or as to whether the Warrant Shares will when issued be validly issued, fully paid and non-assessable or as to the Exercise Price or the number of Warrant Shares a Warrant is exercisable for.

(k)    Whenever in the performance of its duties under this Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, the Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an Appropriate Officer of the Company and to apply to such Appropriate Officer for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Warrant Agent and, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction), the Warrant Agent shall not be liable for any action taken, suffered to be taken, or omitted to be taken by it in accordance with instructions of any such Appropriate Officer or in reliance upon any statement signed by any one of such Appropriate Officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement. The Warrant Agent shall not be held to have notice of any change of authority of any Person, until receipt of written notice thereof from Company.

(l)    Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

(m)   No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(n)   If the Warrant Agent shall receive any notice or demand (other than notice of or demand for exercise of Warrants) addressed to the Company by any Warrantholder pursuant to the provisions of the Warrants, the Warrant Agent shall promptly forward such notice or demand to the Company.

(o)    The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or the Warrantholders resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

(p)    The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Warrants.

(q)    The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Agreement, the Warrant Agent shall not be subject to, nor be required to comply with, or determine if any Person has complied with, the Warrants or any other agreement between or among the parties hereto, even though reference thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement.

(r)    The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties).

(s)    In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is for any reason unsure as to what action to take hereunder, the Warrant Agent shall notify the Company in writing as soon as practicable, and upon delivery of such notice may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Warrantholder or other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(t)    The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Warrantholder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

(u)    The provisions of this Section 22 shall survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation or removal of the Warrant Agent.

(v)    No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for fraud, or its own gross negligence, bad faith or its willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

Section 23.  Change of Warrant Agent. If the Warrant Agent resigns (such resignation to become effective not earlier than thirty (30) calendar days after the giving of written notice thereof to the Company) or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property or affairs or shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay or meet its debts generally as they become due, or if an order of any court shall be entered approving any petition filed by or against the Warrant Agent under the provisions of bankruptcy laws or any similar legislation, or if a receiver, trustee or other similar official of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation, protection, relief, winding up or liquidation, or becomes incapable of acting as Warrant Agent or if the Board by resolution removes the Warrant Agent (such removal to become effective not earlier than thirty (30) calendar days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the Warrantholders), the Company shall appoint a successor to the Warrant Agent. If the Company fails to make such appointment within a period of thirty (30) calendar days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent, then any Warrantholder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Notwithstanding the foregoing, the holders of a majority of the securities issuable upon exercise of all issued but unexercised Restructuring Warrants may remove the Warrant Agent (i) in their sole discretion, no more than once in any twelve (12) month period and (ii) at any time For Cause (as defined below), in each case, by written notice to the Company provided by the holders of a majority of the securities issuable upon exercise of all issued but unexercised Restructuring Warrants, in which case the successor Warrant Agent shall be specified by such holders and reasonably acceptable to the Company. Pending appointment of a successor to the Warrant Agent, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent shall be an entity, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the Warrantholders at such Warrantholder’s address appearing on the Warrant Register. After appointment, the successor

Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 23 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be. For purposes of this Section 23, “For Cause” means acts or omissions of the Warrant Agent that constitute gross negligence, bad faith or willful misconduct in the fulfillment of its duties as set forth in this Agreement.

Section 24.  Cumulative Remedies. Except as expressly provided for herein, the rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 25.  Warrantholder Not Deemed a Stockholder. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Warrantholders thereof the right to vote or to receive dividends or to participate in any transaction that would give rise to an adjustment under Section 15 or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

Section 26.  Notices to Company and Warrant Agent. Any notice or demand authorized or permitted by this Agreement to be given or made by the Warrant Agent or by any Warrantholder to or on the Company to be effective shall be in writing (including by facsimile or email, as applicable), and shall be deemed to have been duly given or made when delivered by hand, or when sent if delivered to a recognized courier or deposited in the mail, first class and postage prepaid or, in the case of email or facsimile notice, when received, addressed as follows (until another address, facsimile number or email address is filed in writing by the Company with the Warrant Agent):

Spirit Aviation Holdings, Inc.

1731 Radiant Drive

Dania Beach, FL 33004

Attn: Thomas Canfield

Email: thomas.canfield@Spirit.com

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn:

Marshall Huebner

Darren Klein

Christopher Robertson

Email:

marshall.huebner@davispolk.com

darren.klein@davispolk.com

christopher.robertson@davispolk.com

Any notice or demand pursuant to this Agreement to be given by the Company or by any Warrantholder to the Warrant Agent shall be sufficiently given if sent in the same manner as notices or demands are to be given or made to or on the Company (as set forth above) to the Warrant Agent at the office maintained by the Warrant Agent (the “Warrant Agent Office”) as follows (until another address is filed in writing by the Warrant Agent with the Company, which other address shall become the address of the Warrant Agent Office for the purposes of this Agreement):

Equiniti Trust Company, LLC

48 Wall Street, 23rd Floor

New York, New York 10005

Attn: John Baker

Email: John.Baker@equiniti.com

Where this Agreement provides for notice to Warrantholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Warrantholder affected by such event, at the address of such Warrantholder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Warrantholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Warrantholder shall affect the sufficiency of such notice with respect to other Warrantholders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by a method approved by the Warrant Agent as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees shall constitute a sufficient notification for every purpose hereunder.

Where this Agreement provides for notice of any event to a Warrantholder of a Global Warrant Certificate, such notice shall be sufficiently given if given to the Depositary (or its designee), pursuant to the rules and procedures of the Depositary, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

At the reasonable request of the Company to the Warrant Agent, the Warrant Agent will cause any notice prepared by the Company to be sent to any of the Depositary Participants pursuant to the Depositary Procedures, provided such request is evidenced in a written order signed on behalf of the Company by one (1) of its authorized officers and delivered, together with the text of such notice, to the Warrant Agent at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such written order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Warrant Agent will not have any liability relating to the contents of any notice that it sends to any Warrantholder pursuant to any such written order. For purposes of this Agreement, “Depositary Procedures” means, with respect to any exercise, transfer, exchange or other transaction involving a Global Warrant Certificate representing any Warrants, or any beneficial interest in such Global Warrant Certificate, the rules and procedures of the Depositary applicable to such exercise, transfer, exchange or transaction.

Section 27.  Tax Matters.

(a)    The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental and regulatory authority, and all distributions or other situations requiring withholding under applicable law (including deemed distributions) pursuant to the Warrants will be subject to applicable withholding and reporting requirements. Notwithstanding any provision to the contrary, the Company shall be authorized to: (a) take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, (b) apply a portion of any Cash distribution to be made under the Warrants to pay applicable withholding taxes, (c) holdback and liquidate a portion of any non-Cash distribution to be made under the Warrants to generate sufficient funds to pay applicable withholding taxes, (d) require reimbursement from any Warrantholder to the extent any withholding is required in the absence of any distribution, or (e) establish any other mechanisms the Company believes are reasonable and appropriate, including requiring Warrantholders to submit appropriate tax and withholding certifications (such as IRS Forms W-9 or any successor form) that are necessary to comply with this Section 27.

(b)    Each party acknowledges and agrees that (i) the Warrants will be treated as equity for U.S. federal, state and local tax purposes, (ii) the exercise of the Warrants will be treated as a recapitalization under Section 368 of the Code, and (iii) it shall not take any action or file any tax return, report or declaration inconsistent with the foregoing.

Section 28.  Dissolution, Liquidation or Winding Up.

(a)    Without limiting the requirements of Section 20, if the Company (or any other Person controlling the Company) shall propose a Winding Up of the affairs of the Company, the Company shall give written notice thereof to the Warrant Agent and all Warrantholders in the manner provided in Section 26 prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction. Such notice shall also specify the date as of which the stockholders of record of the Warrant Shares shall be entitled to exchange their Warrant Shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, on which date each Warrantholder shall receive the securities, money or other property which such Warrantholder would have been entitled to receive had such Warrantholder been the stockholder of record into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Exercise Price) and the rights to exercise the Warrants shall terminate upon receipt in full of such securities, money or other property.

(b)    In case of any Winding Up of the affairs of the Company, the Company shall deposit with the Warrant Agent any funds or other property which the Warrantholders are entitled to receive pursuant to this Section 28, together with instructions as to the distribution thereof. After receipt of such deposit from the Company and any such other necessary information as the Warrant Agent may reasonably require, the Warrant Agent shall make payment in appropriate amount to such Person or Persons as it may be directed in writing by each Warrantholder. The Warrant Agent shall not be required to pay interest on any money deposited pursuant to the provisions of this Section 28 except such as it shall agree with the Company to pay thereon. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Section 28 shall be, and are hereby, assigned, transferred and set over to the Warrant Agent in trust; provided, that, moneys, securities or other property need not be segregated from other funds, securities or other property held by the Warrant Agent except to the extent required by law.

Section 29.  Supplements and Amendments. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and may not be amended, except in a writing signed by both of them. The Company and the Warrant Agent may from time to time amend, modify or supplement this Agreement with the prior written consent of the holders of a majority of the securities issuable upon exercise of all issued but unexercised Restructuring Warrants, pursuant to a written amendment or supplement executed by the Company and the Warrant Agent; provided, however, that any amendment to Section 12 or Section 13 and any definitions or provisions relating thereto (including this proviso) shall require the consent of the Company, the Warrant Agent, and each affected Ultimate Warrantholder; provided, further, that any amendment or supplement to this Agreement that would reasonably be expected to materially and adversely affect any right of an Ultimate Warrantholder relative to the other Ultimate Warrantholders shall require the written consent of each such Ultimate Warrantholder. In addition, the consent of each Ultimate Warrantholder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement). Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an Appropriate Officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 29 and provided that such supplement or amendment does not adversely affect the Warrant Agent’s rights, duties, liabilities, immunities or obligations hereunder, the Warrant Agent shall execute such supplement or amendment. Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 29 will be binding upon all Warrantholders and upon each future Warrantholder, the Company and the Warrant Agent. In the event of any amendment, modification, supplement or waiver, the Company will give prompt notice thereof to all Warrantholders and, if appropriate, notation thereof will be made on all Global Warrant Certificates thereafter surrendered for registration of transfer or exchange.

Section 30.  Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

Section 31.  Termination. This Agreement shall terminate once all outstanding Warrants have been exercised in full. Termination of this Agreement shall not relieve the Company or the Warrant Agent of any of their obligations arising prior to the date of such termination or in connection with the settlement of any Warrant exercised prior to the Expiration Time. The provisions of Section 22, this Section 31, Section 32 and Section 33 shall survive such termination and the resignation or removal of the Warrant Agent.

Section 32.  Governing Law Venue and Jurisdiction; Trial By Jury. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state. Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and any federal courts located in such state in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 26. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on lack of jurisdiction or venue in any such court in any such action or proceeding. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, proceeding or counterclaim as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise that such other party hereto would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 32.

Section 33.  Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent, the Warrantholders and the Ultimate Warrantholders any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, the Warrantholders and the Ultimate Warrantholders.

Section 34.  Counterparts. This Agreement may be executed (including by means of facsimile or electronically transmitted portable document format (.pdf) signature pages) in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 35.  Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

Section 36.  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, and the invalid, illegal or unenforceable provision shall be interpreted and applied so as to produce as near as may be the economic result intended by the parties hereto. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible; provided, however, that if such excluded provision shall materially and adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company (in which case a replacement Warrant Agent shall be appointed in accordance with Section 23).

Section 37.  Meaning of Terms Used in Agreement.

(a)   The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) forms of the word “include” mean that the inclusion is not limited to the items listed; (c) “or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; and (e) provisions apply to successive events and transactions; (f) “hereof”, “hereunder”, “herein” and “hereto” refer to the entire Agreement and not any section or subsection.

(b)   The following terms used in this Agreement shall have the meanings set forth below:

“$” shall mean the currency of the United States.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. “Affiliated” shall have a correlative meaning.

“Appropriate Officer” means, with respect to the Company, its Chief Executive Officer, its Chief Financial Officer, its President, its General Counsel, its Treasurer, its Controller, a Vice President, its Secretary, an Assistant Secretary or any other authorized person appointed by the Board from time to time.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law or other governmental action to be closed in New York, New York.

“Bylaws” means the Company’s Amended and Restated Bylaws.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts in the United States. For the avoidance of doubt, "Cash" shall be United States Dollars unless United States Dollars are no longer accepted as legal tender for the payment of public and private debts in the United States.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock $0.0001 par value per share of the Company and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Common Stock Equivalents” means any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock (or other securities at the time issuable upon exercise of the Warrants) and securities convertible or exchangeable into Common Stock (or other securities at the time issuable upon exercise of the Warrants), whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Control” means, with respect to any Person, (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or agency or otherwise, or (ii) the ownership of at least 50% of the equity securities in such Person. “Controlled” shall have a correlative meaning.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Distribution Compliance Period” means, with respect to any Warrant, the period of six months beginning on and including the later of (a) the day on which such Warrant is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, and (b) the date of issuance with respect to such Warrant or any predecessor of such Warrant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all Securities Exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such Securities Exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; or (c) if on any such day the Common Stock is not listed on a Securities Exchange, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets, or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any Securities Exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any Securities Exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets, or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined in good faith by the Board.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3), (7), (8), (9), (12), or (13) under the Securities Act and is not a QIB.

“Issue Date” means March 12, 2025.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Listing Date” means the date on which the Company’s Common Stock is first listed on a Securities Exchange or such other date specified in this Agreement.

“Permitted Transaction” means (a) issuances of shares of Common Stock (including upon exercise of options, granting of restricted stock awards, or settlement of restricted stock units or as matching contributions under a 401(k) plan) to directors, advisors, employees, or consultants of the Company in accordance with a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan, or other similar compensatory agreement or arrangement approved or otherwise ratified by the Board on or after the date hereof, and (b) issuances of Warrant Shares issuable upon exercise of this Warrant.

“Person” means any individual, corporation, limited partnership, general partnership, limited liability partnership, limited liability company, joint stock company, joint venture, corporation, unincorporated organization, association, company, trust, group or other legal entity, or any governmental or political subdivision or any agency, department or instrumentality thereof.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB, and OTC Pink.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“RSM” means that certain Restructuring Steps Memorandum attached as Exhibit G to that certain Notice of Filing of Plan Supplement to the First Amended Joint Chapter 11 Plan of Reorganization of Spirit Airlines, Inc. and its Debtor Affiliates, Docket No. 491.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Securities Exchange” means the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or other national securities exchange or market.

“Transfer Restricted Warrant” means any Warrant that bears or is required to bear the Restricted Warrants Legend.

“Ultimate Warrantholder” means any Person with a beneficial interest in a Warrant, which interest is credited to the account of a Depositary Participant for the benefit of such Person through the book-entry system maintained by the Depositary (or its agent).

“Unrestricted Global Warrant” means any Warrant in global form that does not bear or is not required to bear the Restricted Warrants Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

“Warrant Share” means the shares of Common Stock or (as provided pursuant to Section 15 hereof) other securities deliverable upon proper exercise of the Warrants.

“Warrantholder” means each Person in whose name this Warrant is registered.

“Winding Up” means a voluntary or involuntary dissolution, liquidation or winding up.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

SPIRIT AVIATION HOLDINGS, INC.

By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President, General Counsel and Secretary

EQUINITI TRUST COMPANY, LLC as Warrant Agent

By:	/s/Michael Legregin
	Name:	Michael Legregin
	Title:	Senior Vice President

[SIGNATURE PAGE TO TRANCHE 2 WARRANT AGREEMENT]

EXHIBIT A

FORM OF GLOBAL WARRANT CERTIFICATE

[THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF 144A OR IAI WARRANTS: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH SPIRIT AVIATION HOLDINGS, INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT][IN THE CASE OF REGULATION S WARRANTS: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO SPIRIT AVIATION HOLDINGS, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), (7), (8), (9), (12), OR (13) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE WARRANT AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE

OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF A CERTIFICATION OR, IN THE CASE OF CLAUSES (E) OR (F), AN OPINION OF COUNSEL TO THE EXTENT REQUIRED BY THE TRANCHE 2 WARRANT AGREEMENT AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[IN THE CASE OF REGULATION S WARRANTS: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT AND AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND THIS SECURITY MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.]]1

1 To be added to Restricted Warrants.

THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS WITH RESPECT TO CERTAIN SECURITIES HELD BY PERSONS OR ENTITIES THAT FAIL TO QUALIFY AS “CITIZENS OF THE UNITED STATES” AS THE TERM IS DEFINED IN SECTION 40102(a)(15) OF SUBTITLE VII OF TITLE 49 OF THE UNITED STATES CODE, AS AMENDED, IN ANY SIMILAR LEGISLATION OF THE UNITED STATES ENACTED IN SUBSTITUTION OR REPLACEMENT THEREFOR, AND AS INTERPRETED BY THE DEPARTMENT OF TRANSPORTATION, ITS PREDECESSORS AND SUCCESSORS, FROM TIME TO TIME. SUCH RESTRICTIONS ARE CONTAINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND THE BYLAWS OF SPIRIT AVIATION HOLDINGS, INC., AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME. A COMPLETE AND CORRECT COPY OF SUCH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND THE BYLAWS SHALL BE FURNISHED FREE OF CHARGE TO THE HOLDER OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT UPON WRITTEN REQUEST TO THE SECRETARY OF SPIRIT AVIATION HOLDINGS, INC.

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6(a) of the Tranche 2 Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6(h) of the Tranche 2 Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 6 of the Tranche 2 Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

CUSIP No._______________
No. ____________________	WARRANT TO PURCHASE ________
SHARES OF COMMON STOCK

SPIRIT AVIATION HOLDINGS, INC.

GLOBAL WARRANT TO PURCHASE COMMON STOCK

FORM OF FACE OF WARRANT CERTIFICATE

This Warrant Certificate (“Warrant Certificate”) certifies that [•] or its registered assigns is the registered holder (the “Warrantholder”) of a Warrant (the “Warrant”) of Spirit Aviation Holdings, Inc., a Delaware corporation (the “Company”), to purchase the number of shares (the “Warrant Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) of the Company set forth above. This Warrant entitles the holder to purchase from the Company the number of fully paid and non-assessable Warrant Shares set forth above at the exercise price (the “Exercise Price”) multiplied by the number of Warrant Shares set forth above (the “Exercise Amount”), payable to the Company either by wire transfer, certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose. The initial Exercise Price shall be $0.0001 per share. This Warrant is subject to adjustment upon the occurrence of certain events as set forth in the Tranche 2 Warrant Agreement.

In lieu of paying the Exercise Amount as set forth in the preceding paragraph, subject to the provisions of the Tranche 2 Warrant Agreement (as defined on the reverse hereof), each Warrant shall entitle the Warrantholder thereof, at the election of such Warrantholder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of the Warrant which when multiplied by the Fair Market Value of the Common Stock is equal to the aggregate Exercise Price, and such withheld Warrant Shares shall no longer be issuable under the Warrant, in accordance with the Tranche 2 Warrant Agreement. Notwithstanding the foregoing, no Cashless Exercise shall be permitted if, as the result of such adjustment provided for in Section 15 of the Tranche 2 Warrant Agreement at the time of such Cashless Exercise, Warrant Shares include a Cash component and the Company would be required to pay Cash to a Warrantholder upon exercise of Warrants.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Dated: __________________________

SPIRIT AVIATION HOLDINGS, INC.

By:
Name:
Title:

EQUINITI TRUST COMPANY, LLC as Warrant Agent

By:
Name:
Title:

FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE

SPIRIT AVIATION HOLDINGS, INC.

The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase a maximum of [⸱] shares of common stock issued pursuant to that certain Tranche 2 Warrant Agreement, dated as of the Issue Date (the “Warrant Agreement”), duly executed and delivered by Spirit Aviation Holdings, Inc., a Delaware corporation, and Equiniti Trust Company, LLC, as Warrant Agent (the “Warrant Agent”). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Warrantholders. A copy of the Warrant Agreement may be inspected at the Warrant Agent office and is available upon written request addressed to the Company. All capitalized terms used in this Warrant Certificate but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein. In the event of a conflict between the provisions set forth in this Warrant Certificate and the provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall govern and be controlling.

Warrants may be exercised to purchase Warrant Shares from the Company from the Listing Date until the Expiration Time, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. Subject to the terms and conditions set forth herein and in the Warrant Agreement, the Warrantholder evidenced by this Warrant Certificate may exercise such Warrant by:

(i)	providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Warrant Agent at the address set forth in the Warrant Agreement, “Re: Warrant Exercise”, by hand or by facsimile, no later than the Expiration Time, which Warrant Exercise Notice shall substantially be in the form of an election to purchase Warrant Shares set forth herein, properly completed and executed by the Warrantholder;

(ii)	paying the applicable Exercise Amount, together with any applicable taxes and governmental charges.

In lieu of paying the Exercise Amount as set forth in the preceding paragraph, subject to the provisions of the Warrant Agreement, each Warrant shall entitle the Warrantholder thereof, at the election of such Warrantholder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of the Warrant which when multiplied by the Fair Market Value of the Warrant Shares is equal to the aggregate Exercise Price in accordance with the Warrant Agreement, and such withheld Warrant Shares shall no longer be issuable under the Warrant.

In the event that upon any exercise of the Warrant evidenced hereby the number of Warrant Shares actually purchased shall be less than the total number of Warrant Shares purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the Warrantholders hereof, or such Warrantholder’s assignee, a new Warrant Certificate evidencing a Warrant to purchase the Warrant Shares not so purchased. No adjustment shall be made for any

Cash dividends on any Warrant Shares issuable upon exercise of this Warrant. After the Expiration Time, unexercised Warrants shall become wholly void and of no value.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.

Warrant Certificates, when surrendered by book-entry delivery through the facilities of the Depositary may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Warrant Shares.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Warrant Agreement. The securities represented by this instrument (including any securities issued upon exercise hereof) were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act, as amended (the “Securities Act”) provided by (i) Section 4(a)(2) of the Securities Act, Regulation S or other applicable exemption and the Warrantholder evidenced by this Warrant Certificate may not be able to sell or transfer any Warrants or Warrant Shares in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder or (ii) Section 1145 of the Bankruptcy Code, and to the extent that the Warrantholder evidenced by this Warrant Certificate is an “underwriter” as defined in Section 1145(b)(1) of the Bankruptcy Code, such Warrantholder may not be able to sell or transfer Warrants in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

[Balance of page intentionally remains blank]

SCHEDULE A

SCHEDULE OF DECREASES IN WARRANTS

The following decreases in the number of Warrants evidenced by this Warrant Certificate have been made:

Date	Amount of decrease in number of Warrants evidenced by this Global Warrant Certificate	Number of Warrants evidenced by this Global Warrant Certificate following such decrease	Signature of authorized signatory

EXHIBIT B-1

FORM OF ELECTION TO EXERCISE BOOK-ENTRY

WARRANTS (TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right to purchase __________ newly issued shares of Common Stock of Spirit Aviation Holdings, Inc. (the “Company”) at the Exercise Price of $0.0001 per share, as adjusted pursuant to the Tranche 2 Warrant Agreement.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents and warrants that it has delivered or will deliver in payment for such shares $_________ by wire transfer, certified or official bank or bank cashier’s check payable to the order of the Company, or through a Cashless Exercise (as described below), no later than the Expiration Time.

☐[2] Please check if the undersigned, in lieu of paying the Exercise Price as set forth in the preceding paragraph, elects to exercise the Warrant by authorizing the Company to withhold from issuance a number shares issuable upon exercise of the Warrant which when multiplied by the Fair Market Value of the Warrant Shares is equal to the aggregate Exercise Price, and such withheld shares shall no longer be issuable under the Warrant.

Current aggregate beneficial ownership of Common Stock of the Ultimate Warrantholder of the Warrant and its Attribution Parties (prior to this exercise of the Warrant): ____________________ Shares of Common Stock.

If such number of Warrant Shares is less than the aggregate number of shares of Warrant Shares purchasable hereunder, the undersigned requests that a new Book-Entry Warrant

2 NOTE TO WARRANTHOLDER: CHOOSING ANY METHOD OF EXERCISE OTHER THAN A CASHLESS EXERCISE MAY AFFECT THE TRADABILITY OF THE WARRANT SHARES. PLEASE CONSULT YOUR ADVISOR IF YOU DO NOT INTEND TO CHECK THIS BOX. [To be added to Warrants issued pursuant to Section 4(a)(2) of the Securities Act.]

representing the balance of such Warrants shall be registered, with the appropriate Warrant Statement delivered as follows:

Name

Address:

Delivery Address (if different):

Social Security or Other Taxpayer Identification Number of Warrantholder:

Signature

Note: The above signature must correspond with the name as written upon the Warrant Statement in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B-2

FORM OF ELECTION TO EXERCISE WARRANTS REPRESENTED BY GLOBAL WARRANT CERTIFICATES

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

SPIRIT AVIATION HOLDINGS, INC.

Warrants to Purchase _______ Shares of Common Stock

(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by _______ Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depositary”), to purchase newly issued shares of Common Stock of Spirit Aviation Holdings, Inc. (the “Company”) at the Exercise Price of $0.0001 per share, as adjusted pursuant to the Tranche 2 Warrant Agreement.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents and warrants that it has delivered or will deliver in payment for such shares $_____ by wire transfer, certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer in immediately available funds of the aggregate Exercise Price to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose or through a Cashless Exercise (as described below), no later than the Expiration Time.

☐[3] Please check if the undersigned, in lieu of paying the Exercise Price as set forth in the preceding paragraph, elects to exercise the Warrant by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of the Warrant which when multiplied by the Fair Market Value of the Common Stock is equal to the aggregate Exercise Price, and such withheld shares shall no longer be issuable under the Warrant.

Current aggregate beneficial ownership of Common Stock of the Ultimate Warrantholder and Attribution Parties (prior to this exercise of the Warrant): ____________________ Shares of Common Stock.

The undersigned requests that the shares of common stock purchased hereby be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below, provided that if the shares of common stock are evidenced by global securities, the shares of common stock shall be registered in the name of the Depositary or its nominee.

3 NOTE TO WARRANTHOLDER: CHOOSING ANY METHOD OF EXERCISE OTHER THAN A CASHLESS EXERCISE MAY AFFECT THE TRADABILITY OF THE WARRANT SHARES. PLEASE CONSULT YOUR ADVISOR IF YOU DO NOT INTEND TO CHECK THIS BOX. [To be added to Warrants issued pursuant to Section 4(a)(2) of the Securities Act.]

Dated: __________________________

NOTE: THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

(PLEASE PRINT)

ADDRESS

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO.: ____________________

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”. WARRANTHOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:

(PLEASE PRINT)

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED:

DEPOSITARY ACCOUNT NO.: ____________________

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME: (PLEASE PRINT) ADDRESS

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE): ____________________

NUMBER OF WARRANTS BEING EXERCISED

(ONLY ONE EXERCISE PER WARRANT EXERCISE
NOTICE)

Signature:

Name:

Capacity in which Signing:

EXHIBIT C

FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED WARRANTHOLDER IF

SUCH WARRANTHOLDER DESIRES TO TRANSFER A WARRANT)

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

Name of Assignee

Address of Assignee

______ Warrants to purchase Warrant Shares held by the undersigned, together with all right, title and interest therein, and does irrevocably constitute and appoint _________________ attorney, to transfer such Warrants on the books of the Warrant Agent, with full power of substitution.

Dated

Signature

Social Security or Other Taxpayer Identification Number of Assignee

EXHIBIT D4

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED WARRANTS

This certificate relates to _________ Warrants.

The undersigned has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

In connection with any transfer of any of the Warrants evidenced by this certificate prior to the Resale Restriction Termination Date, the undersigned confirms that such Warrants are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(4)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12), or (13) under the Securities Act) that has furnished to the Warrant Agent a signed letter in the form of Exhibit E to the Tranche 2 Warrant Agreement containing certain representations and agreements;or

(6)	☐	pursuant to Rule 144 under the Securities Act; or

(7)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Warrant Agent will refuse to register any of the Warrants evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company or the Warrant Agent may require, prior to registering any such transfer of the Warrants, such

4 Include only for Global Warrants and Definitive Warrants, other than Unrestricted Transfer Warrants.

legal opinions, certifications and other information as the Company or the Warrant Agent has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, provided, further, however, that if box (5) is checked, any such legal opinion will only be required if such transfer is in respect of Warrants valued at the time of such transfer at less than $250,000 (as measured by reference to the Fair Market Value of Common Stock issuable upon exercise of such Warrants, assuming solely for purposes of this calculation that such Warrants were exercised at the time of such transfer).

Your Signature

Date:
Signature of Signature Guarantor

EXHIBIT E5

FORM OF
TRANSFEREE LETTER OF REPRESENTATION

Spirit Aviation Holdings, Inc.

1731 Radiant Drive

Dania Beach, FL 33004

Attn: Thomas Canfield

Email: thomas.canfield@Spirit.com

Ladies and Gentlemen:

This certificate is delivered to request a transfer of [______] Warrants of Spirit Aviation Holdings, Inc. (the “Company”).

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____  ________

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12), or (13) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor”, and we are acquiring the Warrants, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants, and we invest in or purchase securities similar to the Warrants in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Warrants have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Warrants to offer, sell or otherwise transfer such Warrants prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Warrants (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Warrants Legend (as such term is defined in the warrant agreement under which the Warrants were issued) on the Warrants and any applicable

5 Include only for Global Warrants and Book-Entry Warrants, other than Unrestricted Global Warrants.

securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Warrants is proposed to be made prior to the Resale Restriction Termination Date, the transferor shall deliver (a) a letter from the transferee substantially in the form of this letter to the Company and the Warrant Agent, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12), or (13) under the Securities Act and that it is acquiring such Warrants for investment purposes and not for distribution in violation of the Securities Act and (b) if such transfer is in respect of Warrants valued at the time of transfer at less than $250,000 (as measured by reference to the Fair Market Value of Common Stock issuable upon exercise of such Warrants, assuming solely for purposes of this calculation that such Warrants were exercised at the time of such transfer), an opinion of counsel in form reasonably acceptable to the Company and the Warrant Agent to the effect that such transfer is in compliance with the Securities Act. Each purchaser acknowledges that the Company and the Warrant Agent reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Warrants with respect to applicable transfers described in the Restricted Warrants Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Warrant Agent.

TRANSFEREE:

by: